UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 19, 2012

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 19, 2012, GSI Group Inc. (the “Company”), the Company’s wholly owned subsidiary, GSI Group Corporation, each of the other Guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent, entered into an amendment (the “Second Amendment”) to the Credit Agreement, dated October 19, 2011, by and among GSI Group Corporation, GSI Group Inc., Bank of America, N.A., as Administrative Agent, Silicon Valley Bank, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and HSBC Bank USA N.A. (the “Credit Agreement”).

The Second Amendment provides that the Company has satisfied the Burnoff Condition (as defined in the Credit Agreement) contained in the Credit Agreement effective as of the date of the amendment, which eliminates the borrowing base financial restriction and minimum Consolidated EBIDTA covenant contained in the Credit Agreement.

This description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Second Amendment to Credit Agreement, dated July 19, 2012, by and among GSI Group Corporation, GSI Group Inc., each of the other Guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: July 23, 2012	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated July 19, 2012, by and among GSI Group Corporation, GSI Group Inc., each of the other Guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent.

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